VIRGIN MEDIA INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of January 25, 2013 (“Grant Date”) by and between Virgin Media Inc., a Delaware Company (the “Company”), and «First_Name» «Last_Name» (the Employee”).

1.    Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Virgin Media Inc. 2010 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Employee a maximum of «PShares» Restricted Stock Units. Unless the context otherwise requires, terms used but not defined herein shall have the same meaning as in the Plan.

2.    Vesting of Restricted Stock Units.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, a number of Restricted Stock Units shall become non-forfeitable if and only if (i) the relevant Performance Condition set out in Exhibit A has been met and (ii) the Employee has remained in the continuous employment of the Company from the Grant Date through the Prescribed Date (as defined in Section 4 hereof). The number of Restricted Stock Units that shall become non-forfeitable shall be calculated in accordance with the formula set forth in Exhibit A.

(b) No Accelerated Vesting. Notwithstanding Section 7(b)(2) of the Plan, the Restricted Stock Units shall not vest or become non-forfeitable upon the occurrence of an Acceleration Event unless the Committee, in its absolute discretion, determines otherwise after the Grant Date. In the event of a Transaction, each Restricted Stock Unit shall be treated as provided for in the agreement entered into in connection with the Transaction.

(c) Continuous Employment. For purposes of this Agreement, the continuous employment of the Employee with the Company shall include employment with a Subsidiary Company, Parent Company or Affiliated Entity, and shall not be deemed to have been interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Company by reason of the transfer of the Employee's employment among the Company, a Subsidiary Company, Parent Company or Affiliated Entity.

3.    Forfeiture of Restricted Stock Units.

(a) Any Restricted Stock Units that have not theretofore become non-forfeitable shall be forfeited if the Employee ceases to be continuously employed by the Company prior to the Prescribed Date. In the event of a forfeiture, forfeited Restricted Stock Units shall cease to be outstanding and the Employee shall cease to have right, title or interest in, to or on account of the forfeited Restricted Stock Units or any underlying shares of Common Stock.

(b) For the purposes of this Agreement, where the Employee ceases to hold an office or employment with the Company because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect. If the Employee's employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires.

4.    Settlement of Restricted Stock Units. Upon Restricted Stock Units becoming non-forfeitable in accordance with Section 2 of this Agreement, each such Restricted Stock Unit shall entitle the Employee to, in the discretion of the Committee, one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock determined as of the date on which such Restricted Stock Units become non-forfeitable. Settlement of the Restricted Stock Units shall occur on the “Prescribed Date” as nominated by the Committee. The Prescribed Date shall be a date on or after the date on which the Company's annual audited financial statements for the year ending December 31, 2015 are filed with the SEC but shall not, in any event, be a date later than April 30, 2016. In determining the Prescribed Date, the Committee shall be entitled to take into account closed trading periods for the Common Stock and the Company's Insider Trading Policy. If settlement is made in the form of shares of Common Stock, such shares shall be evidenced by book entry registration or by a certificate registered in the name of the Employee.

5.    Dividend, Voting and Other Rights. The Employee shall have none of the rights of a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares and accrue or receive any dividends that may be paid thereon until such time, if any, that shares of Common Stock are delivered to the Employee in settlement thereof; provided, that, upon the occurrence of an event set forth in Section 9 of the Plan, the Restricted Stock Units shall be subject to adjustment pursuant to Section 9 of the Plan.

6.    No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

7.    Withholding. It shall be a condition to the vesting of any Restricted Stock Units, the payment of cash hereunder, or the issuance of shares of Common Stock hereunder, as the case may be, that the Employee shall pay, or make provisions for payment of, all income, employment or other tax (or similar) and social security (or similar) withholding requirements in a manner that is satisfactory to the Company for the payment thereof.

8.    Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee, unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the Employee at the address on file with the Company's Payroll Department and to the Company at 65 Bleecker Street, New York, NY 10012, or at such other address as may be designated in a notice by either party to the other.

(c) The Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

(d) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee's consent, except to the extent necessary to comply with applicable law.

(e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

(f) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(h) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(i) This Agreement is a matter entirely separate from any pension right or entitlement that the Employee may have and from his or her terms and conditions of employment, and, in particular (but without limiting the generality of the foregoing), if the Employee leaves the employment of the Company and any Parent Company, Subsidiary Company or Affiliated Entity or otherwise ceases to be an employee thereof, he or she shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

(j) The parties agree that, except as otherwise specified in the Plan, no third party shall have any rights under this Agreement.

IN WITNESS WHEREOF, the parties to the Agreement have duly executed and delivered this Agreement as of the date first written above.

VIRGIN MEDIA INC.

By:         __________________________________
Name:        /s/ Neil Berkett
Title:        Chief Executive Officer

ACCEPTED AND AGREED

By:     ______________________________
Name:    «First_Name» «Last_Name»

Exhibit A

1.    The CFO of the Company shall calculate, and the Committee shall approve, the Cumulative Group Simple Cash Flow. In determining the Cumulative Group Simple Cash Flow, the Committee shall take into account all adjustments to the externally reported results it considers to be fair and reasonable and shall make any adjustments as are, in the opinion of the Committee, necessary in order to ensure a like for like comparison with the basis on which the Cumulative Group Simple Cash Flow targets were calculated.

2.    The CFO of the Company shall calculate, and the Committee shall approve, the 3 Year Average Revenue Growth. In determining the 3 Year Average Revenue Growth, the Committee shall take into account all adjustments to the externally reported results it consider to be fair and reasonable and shall make any adjustments as are, in the opinion of the Committee, necessary in order to ensure a like for like comparison with the basis on which the 3 Year Average Revenue Growth targets were calculated.

3.     The number of Restricted Stock Units that will become non-forfeitable is dependent on three performance conditions: (i) up to half of the Restricted Stock Units will become non-forfeitable based on the Company's TSV relative to a sector performance comparator group and a UK performance comparator group (such performance condition constitutes the “TSV Performance Condition” for purposes of this Agreement), (ii) up to one-third of the Restricted Stock Units will become non-forfeitable based on Cumulative Group Simple Cash Flow achieved as compared with the Cumulative Group Simple Cash Flow performance condition (such performance condition constitutes the “Group Simple Cash Flow Performance Condition” for purposes of this Agreement) and (ii) up to one-sixth of the Restricted Stock Units will become non-forfeitable based on 3 Year Average Revenue Growth achieved as compared with the 3 Year Average Revenue Growth performance condition (such performance condition constitutes the “Revenue Growth Performance Condition” for purposes of this Agreement). The aggregate number of Restricted Stock Units that will become non-forfeitable will be the sum of the number of Restricted Stock Units that will become non-forfeitable under each performance condition in accordance with the vesting schedule in Sections 4, 5 and 6 below.

5.    With respect to the TSV Performance Condition, the number of Restricted Stock Units that presumptively will become non-forfeitable will be dependent on a combination of (i) the Company's TSV Ranking relative to the TSV Ranking of the other companies in two Comparator Groups, with a Sector Comparator Group accounting for 75% of the Restricted Stock Units and a UK Comparator Group accounting for 25% of the Restricted Stock Units; and (ii) the Company's absolute TSV, as follows:

For the Sector Comparator Group

a)    If the Company's TSV Ranking is 16th, 15th, 14th or 13th in the Sector Comparator Group, 75% of the Restricted Stock Units subject to the TSV Performance Condition shall be forfeited;

b)    If the Company's TSV Ranking is 12th, 11th, 10th or 9th in the Sector Comparator Group, between 2.625% and 10.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

c)    If the Company's TSV Ranking is 8th, 7th, 6th or 5th in the Sector Comparator Group , between 13.5% and 22.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

d)    If the Company's TSV Ranking is 4th, 3rd, 2nd or 1st in the Sector Comparator Group, between 26.25% and 37.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

For the UK Comparator Group;

e)    If the Company's TSV Ranking is 20th, 19th, 18th, 17th or 16th in the UK Comparator Group, 25% of the Restricted Stock Units subject to the TSV Performance Condition shall be forfeited;

f)    If the Company's TSV Ranking is 15th, 14th, 13th, 12th, or 11th in the UK Comparator Group, between 0.7% and 3.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

g)    If the Company's TSV Ranking is 10th, 9th, 8th, 7th, or 6th in the UK Comparator Group, between 4.3% and 7.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

h)    If the Company's TSV Ranking is 5th, 4th, 3rd, 2nd, or 1st in the UK Comparator Group, between 8.5% and 12.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

Provided, however, if the Company's TSV is negative, the number of Restricted Stock Units subject to the TSV Performance Condition that shall become non-forfeitable shall be one half of the number otherwise calculated pursuant to this Section 4.

Within the relevant vesting range, vesting presumptively will be on a straight-line interpolation using percentages in each quartile and subject to the adjustment indicated if the Company's TSV is negative. The Committee shall have discretion to vary the formulae and calculations set forth above in this Section 4 and to set actual vesting at a level that it considers to be more appropriate in the circumstances.

5.    With respect to the Group Simple Cash Flow Performance Condition, the number of Restricted Stock Units that will become non-forfeitable will be dependent on the amount of the Cumulative Group Simple Cash Flow, as follows:

a)    If the Cumulative Group Simple Cash Flow is less than £2,720m, none of the aggregate number of Restricted Stock Units shall become non-forfeitable;

b)     If the Cumulative Group Simple Cash Flow is £2,720m, 8.33% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

c)    If the Cumulative Group Simple Cash Flow is £2,820m, 16.67% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

d)    If the Cumulative Group Simple Cash Flow is £2,920m, 25.00% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

e)     If the Cumulative Group Simple Cash Flow is £3,020m or more, 33.33% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

f)    The number of Restricted Stock Units that shall become non-forfeitable shall increase from 8.33% to 16.67% on a pro rata linear basis as Cumulative Group Simple Cash Flow increases from £2,720m to £2,820m, from 16.67% to 25.00% on a pro rata linear basis as Cumulative Group Simple Cash Flow increases from £2,820m to £2,920m, and from 25.00% to 33.33% on a pro rata linear basis as Cumulative Group Simple Cash Flow increases from £2,920m to £3,020m.

6.    With respect to the Revenue Growth Performance Condition, the number of Restricted Stock Units that will become non-forfeitable will be dependent on the amount of the 3 Year Average Revenue Growth, as follows:

a)    If the 3 Year Average Revenue Growth is less than 3%, none of the aggregate number of Restricted Stock Units shall become non-forfeitable;

b)     If the 3 Year Average Revenue Growth is 3.00%, 4.17% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

c)    If the 3 Year Average Revenue Growth is 3.67%, 8.33% of the aggregate number of Restricted Stock Units shall become non-forfeitable;

d)    If the 3 Year Average Revenue Growth is 4.33%, 12.5% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

e)     If the 3 Year Average Revenue Growth is 5.00% or more, 16.67% of the aggregate number of Restricted Stock Units shall become non-forfeitable.

f)    The number of Restricted Stock Units that shall become non-forfeitable shall increase from 4.17% to 8.33% on a pro rata linear basis as the 3 Year Average Revenue Growth increases from 3.00% to 3.67%, from 8.33% to 12.5% on a pro rata linear basis as the 3 Year Average Revenue Growth increases from 3.67% to 4.33%, and from 12.5% to 16.67% on a pro rata linear basis as the 3 Year Average Revenue Growth increases from 4.33% to 5.00%.

7.    The targets included in this Agreement are confidential non-public information of the Company and any disclosure by the Employee of such targets could subject the Employee to criminal and civil liability under the U.S. federal securities laws and other applicable law.

8. The Committee shall have the discretion to adjust or modify a performance condition if it should determine, as a result of intervening events, problems in calculation, or otherwise, that either the performance condition requires adjustment or is no longer appropriate. Fractional entitlements to shares of Common Stock will be rounded up to the nearest whole number.

9.    For purposes of this Exhibit A, the following words shall have the meanings indicated. Terms used in this Exhibit A and not defined in this Section 9 shall have the same meaning as in the Agreement or the Plan, as the case may be.

(a)    “3 Year Average Revenue Growth” shall mean the average of the Revenue Growth for each of the three years ending December 31, 2013, 2014 and 2015.

(b)    “capex” shall mean the Company's consolidated purchases of fixed assets as measured on an accrual basis for the Group (excluding additions in respect of Electronic Equipment Waste Obligations accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification).

(c)    “CFO” shall mean the Chief Financial Officer or Principal Financial Officer of the Company.

(d)    “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or as defined in Section 3 of the Plan.

(e)    “Cumulative Group Simple Cash Flow” shall mean the combined total of the Group Simple Cash Flows for each of the three years ending December 31, 2013, 2014 and 2015.

(f)    “Group Simple Cash Flow” shall mean OCF less capex.

(g)    “OCF” shall mean the Company's consolidated operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges.

(h)    “Performance Period” shall mean the three year period from January 1, 2013 to December 31, 2015.

(i)    “Revenue Growth” shall mean the calculation of the percentage change from the preceding to the current year in annual total revenues as reported in our annual financial statements filed on Form 10-K with the SEC, and will be measured for the years ending December 31, 2013, 2014, and 2015.

(j)    “Sector Comparator Group” shall mean the group of 16 companies, including the Company, subject to any qualifying replacements, whose TSV Ranking is calculated. The initial list of companies included in the Sector Comparator Group is Bell Canada, British Sky Broadcasting, BT, Cablevision, Charter, Colt, DIRECTV, DISH, Kabel Deutschland, Liberty Global, News Corporation Ltd, Talk Talk, Telenet, Time Warner Cable and Ziggo. The initial list of qualifying replacement companies is AT&T, Comcast, Deutsche Telecom, Rogers Communications, Vodafone, Verizon and Zon Multimedia. Changes to the list of companies comprising the Sector Comparator Group, including selection of replacement companies for companies included in the initial list, are at the Committee's discretion.

(k)    “TSV” shall mean the total shareholder value, being the return generated on a shareholding over the Performance Period assuming that all dividends are reinvested into the company on the ex-dividend date. The resulting return is expressed as an annual equivalent rate of return. The Company's stock price shall be calculated based on its closing price on NASDAQ or any successor primary market, converted into U.K. pounds sterling at the closing exchange rate as published in the Wall Street Journal, and Company distributions and other amounts used in the calculation of the Company's TSV shall be similarly converted. Stock prices for the companies in the two Comparator Groups shall be based on the closing price on their primary market. TSV shall be calculated using the average stock price over the three months immediately prior to the beginning and end of the Performance Period. The total shareholder value will then be calculated at the end of the Performance Period for all the companies in the Comparator Group. The companies in the Sector Comparator Group will then be ranked from 1 to 16, with position 1 being assigned to the company having the highest TSV, and the companies in the UK Comparator Group will then be ranked from 1 to 20, with position 1 being assigned to the company having the highest TSV.

(l)    “TSV Ranking” shall mean the ranking achieved by the Company in accordance with 90(j) above.

(m) “UK Comparator Group” shall mean the group of 20 companies, including the Company, subject to any qualifying replacements, whose TSV Ranking is calculated. The initial list of companies included in the UK Comparator Group is Berkeley Group, British Land, Capita, Capital Shopping Centres, Derwent London, Drax Group, ITV, J Sainsbury, Land Securities, Marks & Spencer, Pennon, Persimmon, Rightmove, Scottish and Southern Energy, Severn Trent, Travis Perkins, United Utilities, Whitbread and WM Morrison Supermarkets. The initial list of qualifying replacement companies is Babcock, Barrat Developments, Stagecoach, Taylor Wimpey and William Hill. Changes to the list of companies comprising the UK Comparator Group, including selection of replacement companies for companies included in the initial list, are at the Committee's discretion.